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                                                                    EXHIBIT 99.1

                                [LOGO OF ASPEON]


NEWS RELEASE

Contact:          Kim Tilo
                  Aspeon, Inc.
                  949.440.8020 or investor@aspeon.com
                                  -------------------

FOR IMMEDIATE RELEASE
ASPEON ANNOUNCES SALE OF UK SUBSIDIARY

IRVINE, CA - APRIL 8, 2002 - ASPEON, INC. today announced that it had sold Javelin Holdings International Ltd. the UK holding company which in turn owned it's Javelin Systems (Europe) Ltd. and Jade Communications Limited subsidiaries to an investment group which included members of the existing management team. As part of the sale, Javelin Holdings was appointed exclusive distributor for the Company's Javelin product line in Europe and the middle east.

In announcing the sale Robert Nichols CEO said, "In addition to providing working capital for Aspeon Inc. this transaction has the benefit of permitting the UK companies to have a broader product offering to complement the Javelin product line which should make them more competitive in the marketplace. We believe that their acting independently can be even more advantageous to Aspeon Inc. than as a subsidiary".

ABOUT ASPEON, INC.

Aspeon Inc. is a leading manufacturer and provider of point-of-sale (POS) systems and services for the retail and foodservice markets. Visit Aspeon at www.aspeon.com.
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Except for historical information contained herein, the statements made in this release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements involve certain risks and uncertainties, including statements regarding the intent, belief or current expectations of Aspeon and its management regarding the company's strategic directions, prospects and future results. Certain factors may cause actual results to differ materially from those contained in the forward-looking statements, including, Aspeon's ability to return to profitability, the continued forbearance of Aspeon's lenders and creditors, the outcome of litigation filed against Aspeon and Aspeon's ability to raise funds from additional debt and/or capital, and our competitive environment, economic and other conditions in the markets in which we operate, changes in laws, changes to or clarifications of accounting rules or approaches and/or their applications, the size and timing of customer orders, delays in new product enhancements and new product and/or service introductions, quality control difficulties, changes in market demand, and other risks discussed in the company's filings with the SEC, which discussions are incorporated herein by reference. Such forward-looking statements represent management's current expectations and are inherently uncertain. The company's actual results and performance may differ materially. The company undertakes no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.